Exhibit 99.1

Playtex Products, Inc. Reports Operating Earnings Increase of 28% on Net Sales Increase of 5% in Second Quarter 2004; Increases Earnings Guidance for Year

     WESTPORT, Conn.--(BUSINESS WIRE)--July 21, 2004--Playtex Products, Inc. (NYSE: PYX) today reported results for the second quarter and first half of 2004. In the second quarter, the Company reported that operating earnings were $27.3 million or 28% ahead of the year ago level of $21.3 million. Net sales were $185.5 million in the second quarter of 2004, which compare favorably with prior year results of $176.1 million, an increase of 5%. Net earnings were $8.3 million, or $0.13 per diluted share, including $1.1 million pre-tax or $0.01 per diluted share for expenses related to our restructuring and $2.8 million or $0.04 per diluted share from the favorable settlement of tax audits during the second quarter. These results compare with second quarter 2003 net earnings of $4.7 million or $0.08 per diluted share.
     For the six months ended June 26, 2004, operating earnings were $64.3 million or 21% ahead of the year ago level of $53.1 million. Net sales were $377.5 million in the first half of 2004, which compare favorably with prior year results of $353.4 million, an increase of 7%. Net earnings were $16.6 million, or $0.27 per diluted share, including a non-cash write-off of deferred financing costs associated with retired debt of $6.9 million pre-tax or $0.07 per diluted share, $2.6 million pre-tax or $0.03 per diluted share for expenses related to our restructuring and $2.8 million or $0.04 per diluted share from the favorable settlement of tax audits during the second quarter. These results compare with net earnings of $16.1 million or $0.26 per diluted share for the six months ended June 28, 2003.
     "I am very pleased with our progress so far this year as each of our core categories posted revenue growth during the first half. Feminine care grew 13% as a result of the Beyond introduction and shipping to consumption on Gentle Glide plastic tampons. Infant care grew 3% largely as a result of new product sell-in during the first quarter and growth of our Wet Ones hands and face wipes business partially offset by lower cup sales. Sun Care experienced growth of 11% as shipments are more in line with seasonal consumption and we anticipate a more normalized weather pattern for the category," stated Michael R. Gallagher, Chief Executive Officer.
     The Company is increasing its guidance for 2004 with diluted earnings per share estimated at $0.31 to $0.34 for the year, which includes the impact on the first quarter of $0.07 per diluted share for a non-cash write-off of deferred financing costs related to the early extinguishment of debt, $0.04 of restructuring related expenses, and $0.04 per diluted share from the favorable tax settlement.
     In response to a standard review of our public filings and recommendations for improvements by the SEC, the Company has decided to modify its reporting of cash discounts from SG&A to net sales. A reconciliation schedule is attached to show the impact on net sales and SG&A for the first six months of fiscal 2004 and fiscal 2003. For information on the impact of this reclassification on our historical net sales and SG&A, please go to the Investor Relations portion of our website at www.playtexproductsinc.com.
     Playtex will hold a conference call with analysts and investors at 11:00 a.m. EST on Thursday, July 22, 2004. To access the simultaneous web cast or replay of this call, please go to the "Investor Relations" portion of our web site: www.playtexproductsinc.com.
     Playtex Products, Inc. is a leading manufacturer and distributor of a diversified portfolio of personal care and consumer products, including Playtex infant feeding products, Wet Ones, Baby Magic, Diaper Genie, Mr. Bubble, Playtex tampons, Banana Boat, Woolite rug and upholstery cleaning products, Playtex gloves, Binaca and Ogilvie.

     With the exception of the historical information contained in the release, the matters described herein contain forward-looking statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve a number of risks, uncertainties or other factors beyond the Company's control, which may cause material differences in actual results, performance or other expectations. These factors include, but are not limited to, general economic conditions, interest rates, competitive market pressures, the loss of a significant customer, raw material and manufacturing costs, capacity limitations, the ability to integrate acquisitions, adverse publicity and product liability claims, capital structure, the impact of weather conditions on sales, and other factors detailed in the Company's reports filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company assumes no obligation to update such information.


                        PLAYTEX PRODUCTS, INC.
                        CONSOLIDATED NET SALES
                       (Unaudited, in thousands)

                          Three Months Ended      Six Months Ended
                         --------------------- ----------------------
                          June 26,   June 28,   June 26,    June 28,
                            2004       2003       2004        2003
                         ---------- ---------- ----------  ----------

Infant Care              $  69,233  $  71,452  $ 133,250   $ 129,176
Feminine Care               57,782     52,481    113,636     100,342
Sun Care                    41,079     33,277     95,466      85,943
Household Products &
 Personal Grooming          17,428     18,886     35,098      37,949
                         ---------- ---------- ----------  ----------
  Total                  $ 185,522  $ 176,096  $ 377,450   $ 353,410
                         ========== ========== ==========  ==========

                        PLAYTEX PRODUCTS, INC.
                  CONSOLIDATED STATEMENTS OF EARNINGS
                          THREE MONTHS ENDED
                 (In thousands, except per share data)

                                                June 26,    June 28,
                                                  2004        2003
                                              ----------- -----------

Net sales                                      $ 185,522   $ 176,096
Cost of sales                                     88,248      86,786
                                              ----------- -----------
  Gross profit                                    97,274      89,310

Operating expenses:
  Selling, general and administrative (1)         69,770      67,818
  Amortization of intangibles                        225         225
                                              ----------- -----------
  Total operating expenses                        69,995      68,043
                                              ----------- -----------

  Operating earnings                              27,279      21,267

  Interest expense, net                           17,966      13,387
  Other expense                                       37         572
                                              ----------- -----------

  Earnings before income taxes                     9,276       7,308

  Income tax expense (2)                           1,021       2,654
                                              ----------- -----------

  Net earnings                                 $   8,255   $   4,654
                                              =========== ===========

  EPS: Basic                                   $    0.13       $0.08
           Diluted                             $    0.13       $0.08

  Weighted average shares outstanding:
  Basic                                           61,216      61,216
  Diluted                                         61,227      61,237

  Memo Accounts:
  EBITDA (3)                                   $  31,187   $  24,446
  Depreciation                                 $   3,720   $   3,526
  Capital expenditures                         $   4,494   $   5,663

    (1) In the fourth quarter of 2003, with the guidance of outside operation consultants, we launched a comprehensive program of operational improvements to increase effectiveness and profitability. As a part of this program, in the second quarter of 2004, we incurred $1.1 million of related expenses that are included in the SG&A line of the Consolidated Statement of Earnings.

    (2) Income tax expense for the three months ended June 26, 2004 included a $2.8 million tax benefit from the favorable settlement of tax audits during the same period.

    (3) EBITDA represents net earnings before interest, income taxes, depreciation and amortization. See Reconciliation of Consolidated EBITDA to Net Earnings later in this document.

                        PLAYTEX PRODUCTS, INC.
                  CONSOLIDATED STATEMENTS OF EARNINGS
                           SIX MONTHS ENDED
                 (In thousands, except per share data)

                                                 June 26,   June 28,
                                                   2004       2003
                                                 ---------  ---------

Net sales                                        $377,450   $353,410
Cost of sales                                     179,947    170,969
                                                 ---------  ---------
 Gross profit                                     197,503    182,441

Operating expenses:
 Selling, general and administrative (1)          132,708    128,920
 Restructuring (1)                                     93          -
 Amortization of intangibles                          451        451
                                                 ---------  ---------
 Total operating expenses                         133,252    129,371
                                                 ---------  ---------

 Operating earnings                                64,251     53,070

 Interest expense, net                             34,372     26,834
 Expenses related to retirement of debt, net (2)    6,432          -
 Other expense                                        336      1,025
                                                 ---------  ---------

 Earnings before income taxes                      23,111     25,211

 Income tax expense (3)                             6,480      9,154
                                                 ---------  ---------

 Net earnings                                    $ 16,631   $ 16,057
                                                 =========  =========

 EPS: Basic                                         $0.27      $0.26
      Diluted                                       $0.27      $0.26

 Weighted average shares outstanding:
  Basic                                            61,216     61,216
  Diluted                                          61,221     61,237

 Memo Accounts:
  EBITDA (4)                                      $65,330    $59,493
  Depreciation                                     $7,396     $6,997
  Capital expenditures                             $7,529     $9,336

(1) In the fourth quarter of 2003, with the guidance of outside operation consultants, we launched a comprehensive program of operational improvements to increase effectiveness and profitability. As a part of this program, for the six months ended June 26, 2004, we incurred $0.1 million of restructuring costs and $2.5 million of related expenses that are included in the SG&A line of the Consolidated Statement of Earnings.

(2) On February 19, 2004, we issued $460.0 million of 8% Senior Secured Notes and entered into a New Credit Facility which consists of a $7.5 million Term Loan and a $142.5 million Revolver. With the proceeds from these transactions, we repaid our then outstanding variable rate bank indebtedness and terminated our receivables facility. As a result of these transactions, we recorded a loss of $6.7 million associated with the write-off of related unamortized deferred financing costs.

    Also on February 19, 2004, we repurchased on the open market $10.0 million principal amount of our 9 3/8% Senior Subordinated Notes. This transaction resulted in approximately a $0.5 million of gain, which was offset in part by approximately a $0.2 million write-off of unamortized deferred financing fees.

(3) Income tax expense for the six months ended June 26, 2004 included a $2.8 million tax benefit from the favorable settlement of tax audits during the same period.

(4) EBITDA represents net earnings before interest, income taxes, depreciation and amortization. See Reconciliation of Consolidated EBITDA to Net Earnings later in this document.

                        PLAYTEX PRODUCTS, INC.
                      CONSOLIDATED BALANCE SHEETS
                   (In thousands, except share data)

                                            June 26,      December 27,
                                              2004            2003
                                          ------------   -------------
                   Assets
Current assets:
 Cash                                      $    30,270    $   27,453
 Accounts receivables, less allowance for
  doubtful accounts                            159,621        23,478
 Retained interest in receivables                    -        64,633
 Inventories                                    62,017        78,413
 Deferred income taxes, net                     10,040         8,994
 Income taxes receivable                             -         3,826
 Other current assets                            6,105         8,370
                                           ------------   ------------
  Total current assets                         268,053       215,167
Net property, plant and equipment              125,137       125,425
Intangible assets, net:
 Goodwill                                      494,307       494,307
 Trademarks, patents & other                   146,320       138,271
                                           ------------   ------------
  Total intangible assets, net                 640,627       632,578
Deferred financing costs                        17,870        13,109
Other noncurrent assets                          6,663         7,019
                                           ------------   ------------
  Total assets                             $ 1,058,350    $  993,298
                                           ============   ============

    Liabilities and Stockholders' Equity
Current liabilities:
 Accounts payable                          $    32,253    $   39,306
 Accrued expenses                               84,770        53,242
 Income taxes payable                            1,187         4,169
 Current maturities of long-term debt                -         4,500
                                           ------------   -----------
  Total current liabilities                    118,210       101,217

Long-term debt                                 807,500       788,750
Other noncurrent liabilities                    20,437        16,404
Deferred income taxes                           68,531        59,139
                                           ------------   -----------
  Total liabilities                          1,014,678       965,510
                                           ------------   -----------

Stockholders' equity:
 Common stock, $0.01 par value, authorized
  100,000,000 shares, issued and outstanding
  61,215,856 shares at June 26, 2004
  and December 27, 2003                            612           612
 Additional paid-in capital                    526,233       526,233
 Retained earnings (accumulated deficit)      (481,908)     (498,539)
 Accumulated other comprehensive
  earnings (loss)                               (1,265)         (518)
                                           ------------   -----------
  Total stockholders' equity                    43,672        27,788
                                           ------------   -----------
  Total liabilities and
   stockholders' equity                    $ 1,058,350    $  993,298
                                           ============   ===========

Memo accounts:
 Long-term debt including current
  maturities of long-term debt             $   807,500    $  793,250
                                           ============   ===========
 Receivables, comparative                  $   159,621    $  109,111
                                           ============   ===========

                        PLAYTEX PRODUCTS, INC.
         RECONCILIATION OF CONSOLIDATED EBITDA TO NET EARNINGS
                       (Unaudited, in thousands)

The table below reconciles Three Months Ended    Six Months Ended
 EBITDA to net earnings,   ------------------  ---------------------
 the most directly         June 26, June 28,   June 26,     June 28,
 comparable GAAP measure.    2004     2003       2004         2003
                          --------- --------   --------    ---------

Net earnings              $  8,255  $ 4,654    $ 16,631    $ 16,057
Income tax expense           1,021    2,654       6,480       9,154
Interest expense, net       17,966   13,387      34,372      26,834
Amortization of
 intangibles                   225      225         451         451
Depreciation                 3,720    3,526       7,396       6,997
                          -------- --------    --------    --------
 EBITDA (1)               $ 31,187 $ 24,446(3) $ 65,330(2) $ 59,493(3)
                          ======== ========    ========    ========

(1) EBITDA represents net earnings before interest, income taxes, depreciation and amortization. We believe that EBITDA is a performance measure that provides securities analysts, investors and other interested parties with a measure of operating results unaffected by differences in capital structures, capital investment cycles and ages of related assets among otherwise comparable companies in our industry. We also use EBITDA for planning purposes, including the preparation of annual operating budgets, to determine levels of operating and capital investments and for compensation purposes, including bonuses for certain employees.

    We believe issuers of "high yield" securities also present EBITDA because investors, analysts and rating agencies consider it useful in measuring the ability of those issuers to meet debt service obligations. We believe EBITDA is an appropriate supplemental measure of debt service capacity because cash expenditures for interest are, by definition, available to pay interest, and tax expense is inversely correlated to interest expense because tax expense goes down as deductible interest expense goes up; depreciation and amortization are non-cash charges. EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

    -- EBITDA does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;
    -- EBITDA does not reflect changes in, or cash requirements for, our working capital needs;
    -- EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debts;
    -- Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements;
    -- Other companies in our industry may calculate EBITDA differently than we do, limiting its usefulness as a comparative measure.

    Because of these limitations, EBITDA should not be considered as a measure of discretionary cash available to us to invest in the growth of our business. We compensate for these limitations by relying primarily on our results presented in accordance with accounting principles generally accepted in the U.S. and using EBITDA only supplementally.

(2) For the six months ended June 26, 2004, EBITDA included: a loss of $6.9 million associated with the write-off of unamortized deferred financing costs which were offset in part by a gain of $0.5 million related to the repurchase on the open market of $10.0 million principal amount of our 9 3/8% Senior Subordinated Notes; $0.1 million of restructuring costs and $2.5 million of related expenses associated with our program to improve operational effectiveness and profitability; and $0.3 million of other expenses, which consisted primarily of the amortization of securitization fees associated with our now terminated AR Facility.

(3) For the three and six months ended June 28, 2003, EBITDA included $0.5 million and $1.0 million, respectively, of other expenses which consisted primarily of the amortization of securitization fees associated with our now terminated AR Facility.

                        PLAYTEX PRODUCTS, INC.
                         CASH DISCOUNT RECLASS
                       (Unaudited, in thousands)

NET SALES - PRIOR TO      Three Months Ended      Six Months Ended
 RECLASS               ----------------------- ---------------------
 (HISTORICAL METHOD)     June 26,    June 28,    June 26,   June 28,
                           2004        2003        2004       2003
                       -----------  ---------- ---------- ----------

Infant Care             $  70,610   $  72,858  $ 135,889  $ 131,660
Feminine Care              59,008      53,599    116,052    102,402
Sun Care                   42,217      34,236     97,775     88,076
Household Products &
 Personal Grooming         17,885      19,336     35,989     38,824
                        ----------  ---------- ---------- ----------
 Total                  $ 189,720   $ 180,029  $ 385,705  $ 360,962
                        ==========  ========== ========== ==========



NET SALES -               Three Months Ended     Six Months Ended
                        ---------------------- ---------------------
 ADJUSTED FOR RECLASS    June 26,    June 28,   June 26,   June 28,
                           2004        2003       2004       2003
                        ----------  ---------- ---------- ----------

Infant Care             $  69,233   $  71,452  $ 133,250  $ 129,176
Feminine Care              57,782      52,481    113,636    100,342
Sun Care                   41,079      33,277     95,466     85,943
Household Products &
 Personal Grooming         17,428      18,886     35,098     37,949
                        ----------  ---------- ---------- ----------
  Total                 $ 185,522   $ 176,096  $ 377,450  $ 353,410
                        ==========  ========== ========== ==========


DECREASE IN NET SALES
 DUE TO RECLASS         $  (4,198)  $  (3,933) $  (8,255) $  (7,552)
                        ==========  ========== ========== ==========


SELLING, GENERAL AND ADMINISTRATIVE

PRIOR TO RECLASS -
 HISTORICAL BASIS       $  73,968   $  71,751  $ 140,963  $ 136,472

ADJUSTED FOR RECLASS       69,770      67,818    132,708    128,920
                        ----------  ----------  --------- ----------

DECREASE IN SG&A DUE TO
 RECLASS                $  (4,198)  $ (3,933)  $  (8,255) $  (7,552)
                        ==========  ========== ========== ==========


    CONTACT: Playtex Products, Inc., Westport
             Laura Kiernan, 203/341-4262